July 2024

Pricing Supplement

Dated July 24, 2024

Registration Statement No. 333-263376

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated May 27, 2022, Index Supplement dated May 27, 2022 and Product Supplement dated May 27, 2022)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM (Buffered PLUSSM) due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

The Lookback Entry Buffered Performance Leveraged Upside SecuritiesSM (the “Buffered PLUS”) offer leveraged exposure to the performance of an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index (the “basket” and, each index, a “basket component”). The payment at maturity will be based on whether the percentage decline of the basket from the initial basket level to the final basket level is equal to or greater than 10.00% (the “buffer amount”). The “basket component return” for each basket component is its percentage change from its closing level on the pricing date (its “lookback component level”) to its closing level on the valuation date (its “final component level”) and the “basket return” is the percentage change in the level of the basket from the initial basket level to the final basket level. At maturity, if the level of the basket has increased from the initial basket level, investors will receive the stated principal amount of their investment plus a return equal to 2.0 times the basket return, subject to the maximum payment at maturity. At maturity, if the level of the basket has remained flat or declined from the initial basket level and the percentage decline from the initial basket level to the final basket level is equal to or less than the buffer amount, investors will receive the stated principal amount. However, if the level of the basket has declined from the initial basket level and the percentage decline from the initial basket level to the final basket level is greater than the buffer amount, investors will receive less than the stated principal amount, resulting in a loss that is equal to the percentage decline in the basket from the initial basket level to the final basket level in excess of the buffer amount. The initial basket level will be 100 and the final basket value will be based on the unequally weighted returns of the basket components from their respective lowest closing levels during the one-month lookback observation period beginning on the pricing date to their respective closing levels on the valuation date. Investors may lose up to 90.00% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for unequally weighted exposure to the basket and the lookback feature used in determining the lookback component values and the leverage and buffer features. Accordingly, the Buffered PLUS do not guarantee the return of the full principal amount at maturity. The Buffered PLUS are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the Buffered PLUS are subject to the credit risk of UBS. If UBS were to default on its obligations you may not receive any amounts owed to you under the Buffered PLUS and you could lose all of your initial investment.

SUMMARY TERMS
Issuer:		UBS AG London Branch (“UBS”)
Aggregate principal amount:		$4,850,000
Stated principal amount:		$1,000.00 per Buffered PLUS
Issue price:		$1,000.00 per Buffered PLUS (see “Commissions and issue price” below)
Denominations:		$1,000.00 per Buffered PLUS and integral multiples thereof
Interest:		None
Pricing date:		July 24, 2024
Original issue date:

July 29, 2024 (3 business days after the pricing date), subject to postponement in the event of a market disruption event as described in the accompanying product supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Buffered PLUS on any date prior to one business day before delivery will be required, by virtue of the fact that the Buffered PLUS will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation date:		January 25, 2027 (approximately 30 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Maturity date:		January 28, 2027 (3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

￭ If the basket return is positive:

The lesser of (a) $1,000.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity

In no event will the payment at maturity exceed the maximum payment at maturity.

￭ If the basket return is zero or negative and the percentage decline from the initial basket level to the final basket level is equal to or less than the buffer amount:

$1,000.00

￭ If the basket return is negative and the percentage decline from the initial basket level to the final basket level is greater than the buffer amount:

$1,000.00 + [$1,000.00 × (Basket Return + Buffer Amount)]

Accordingly, if the basket return is negative and the percentage decline from the initial basket level to the final basket level is greater than the buffer amount, you will lose a percentage of your stated principal amount equal to the percentage decline of the basket from the initial basket level to the final basket level in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Basket component return:		For each basket component, the quotient, expressed as a percentage, of (i) its final component level minus its lookback component level, divided by (ii) its lookback component level.
Basket, basket components, basket weightings:

An unequally weighted basket consisting of the following indices (each, a “basket component”). The basket components, the Bloomberg ticker symbol for each basket component and the basket weighting of each basket component are as follows: .

Basket Component

Bloomberg Ticker

Basket Weighting

S&P 500® Index (“SPX Index”)

SPX

50.00%

MSCI EAFE® Index (“MXEA Index”)

MXEA

26.00%

TOPIX® Index (“TPX Index”)

TPX

15.00%

MSCI® Emerging Markets IndexSM (“MXEF Index”)

MXEF

5.00%

Russell 2000® Index (“RTY Index”)

RTY

4.00%

Due to the unequal weighting of each basket component, the performance of the SPX Index will have a significantly larger impact on the return on the Buffered PLUS than the performances of the TPX Index, the MXEA Index and the RTY Index.

Basket return:		The sum of the products of (i) the basket component return for each basket component and (ii) the basket weighting for such basket component.
Leveraged upside payment:		$1,000.00 × leverage factor × basket return
Leverage factor:		2.0
Maximum gain:		25.00%
Initial basket level:		100
Final basket level:		The product of (i) the initial basket level and (ii) the sum of 1 plus the basket return.
Lookback component level:

For each basket component, the lowest closing level of such basket component on any day during the lookback observation period, as determined by the calculation agent and as may be adjusted as described under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. Although the lookback component level for each basket component will not be determined until after the pricing date at the end of the lookback observation period, the closing value of the MXEA Index on the pricing date was 2,360.08, the closing value of the MXEF Index on the pricing date was 1,082.44, the closing value of the RTY Index on the pricing date was 2,195.373, the closing value of the SPX Index on the pricing date was 5,427.13 and the closing value of the TPX Index on the pricing date was 2,793.12, and there can be no assurance that the closing level of any basket component will decrease at any time during the lookback observation period.

Lookback observation period:

Each trading day from and including the pricing date to and including August 26, 2024 (the “lookback end date”),

If the calculation agent determines that a market disruption event occurs with respect to a basket component on any day during the lookback observation period, that day will be disregarded for purposes of determining the lookback component level of such basket component, as described in the second paragraph of “General Terms of the Securities – Market Disruption Events — For Securities that reference a valuation period” in the accompanying product supplement. The lookback observation period is a “valuation period” for purposes of the market disruption event provisions in the accompanying product supplement.

Final component level:

The closing level of each basket component on the valuation date, as determined by the calculation agent and as may be adjusted as described under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

Maximum payment at maturity:		$1,250.00 per Buffered PLUS, which is equal to $1,000.00 + ($1,000.00 × Maximum Gain)
Buffer amount:		10.00%
CUSIP / ISIN:		90307D6A5 / US90307D6A56
Listing:		The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:		UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per Buffered PLUS:	100.00%	0.75%(a)	99.00%
+0.25%(b)
1.00%
Total:	$4,850,000.00	$48,500.00	$4,801,500.00

(1)UBS Securities LLC has agreed to purchase from UBS AG the Buffered PLUS at the price to public less a fee of $10.00 per $1,000.00 stated principal amount of Buffered PLUS. UBS Securities LLC has agreed to resell all of the Buffered PLUS to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a) a fixed sales commission of $7.50 per $1,000.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells and

(b) a fixed structuring fee of $2.50 per $1,000.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the Buffered PLUS as of the pricing date is $982.90. The estimated initial value of the Buffered PLUS was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Buffered PLUS, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 15 herein.

Notice to investors: the Buffered PLUS are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the Buffered PLUS at maturity, and the Buffered PLUS may have downside market risk proportionate to that of a hypothetical investment in the basket, subject to the buffer amount. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Buffered PLUS if you do not understand or are not comfortable with the significant risks involved in investing in the Buffered PLUS.

You should carefully consider the risks described under “Risk Factors” beginning on page 12 herein and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Buffered PLUS. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Buffered PLUS. You may lose some or almost all of your initial investment in the Buffered PLUS.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Buffered PLUS or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated May 27, 2022	Index supplement dated May 27, 2022	Prospectus dated May 27, 2022

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Additional Information About UBS and the Buffered PLUS

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement for various securities we may offer, including the Buffered PLUS) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

￭	Prospectus dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000119312522162430/d632731d424b3.htm
￭	Index Supplement dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000183988222011632/ubs_index-supplement.htm
￭	Product Supplement dated May 27, 2022: http://www.sec.gov/Archives/edgar/data/1114446/000183988222011628/ubs2000004208_424b2-04373.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “Buffered PLUS” refers to the Lookback Entry Buffered Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated May 27, 2022, references to the “accompanying index supplement” mean the UBS index supplement, dated May 27, 2022 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated May 27, 2022.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Buffered PLUS in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Buffered PLUS, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the accompanying index supplement; and finally, the accompanying prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

July 2024	Page 3

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Investment Overview

Lookback Entry Buffered Performance Leveraged Upside Securities

The Buffer Participation Allocation Securities Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index due January 28, 2027 can be used:

 To achieve 2.0 times leveraged upside exposure to the unequally weighted basket as that of a hypothetical direct investment in the basket, subject to the maximum payment at maturity; however, by investing in the Buffered PLUS, you will not be entitled to receive any dividends paid with respect to the stocks comprising any basket component (the “index constituent stocks”) or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for any dividends, interest payments or exposure to the positive performance of the unequally weighted basket beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.

As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, based on the unequally weighted returns of the basket components from their respective lookback component levels to their respective final component levels.

To achieve similar levels of upside exposure to the basket as that of a hypothetical direct investment in the basket while using fewer dollars by taking advantage of the leverage factor.

To obtain a buffer against a specified percentage of negative performance of the unequally weighted basket.

All payments on the Buffered PLUS are subject to our credit risk.

Maturity:	Approximately 30 months
Leverage factor:	2.0
Buffer amount:	10.00%
Maximum payment at maturity:	$1,250.00 per Buffered PLUS, which is equal to $1,000.00 + ($1,000.00 × Maximum Gain)
Maximum gain:	25.00%
Limited lookback feature:

The final basket level, to which the initial basket level will be compared to determine the payment at maturity, will be based on the unequally weighted returns of the basket components from their respective lookback component levels to their respective final component levels. The lookback component level of each basket component will be the lowest closing level of that basket component during the lookback observation period beginning on the pricing date.

Interest:	None
Minimum payment at maturity:	$100.00 (10.00% of the stated principal amount).
Listing:	The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network.

July 2024	Page 4

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Key Investment Rationale

Investors can use the Buffered PLUS to obtain (i) 2.0 times leveraged upside exposure to the unequally weighted basket, up to the maximum gain, and (ii) contingent protection against a loss of the stated principal amount in the event that the basket return is zero or negative and the percentage decline from the initial basket level to the final basket level is equal to or less than the buffer amount. At maturity, investors will receive an amount in cash based upon the basket return. Investors may lose some or almost all of their initial investment in the Buffered PLUS.

Investors will not be entitled to receive any dividends paid with respect to the index constituent stocks and the Buffered PLUS do not pay periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you.

Limited Lookback Feature:

The payment at maturity on the Buffered PLUS will be based on whether the final basket level is greater than, equal to or less than the initial basket level. The initial basket level will be 100 and the final basket level will be based on the unequally weighted returns of the basket components from their respective lookback component levels to their respective final component levels. The lookback component level of each basket component will be the lowest closing level of that basket component during the one-month lookback observation period beginning on the pricing date. With respect to each basket component, the lookback observation period will consist of each trading day for that basket component from and including the pricing date to and including the lookback end date. If a market disruption event occurs with respect to a basket component on any trading day for that basket component during the lookback observation period (other than the lookback end date), that day will be disregarded for purposes of determining the lookback component level of that basket component. With respect to each basket component, if the closing level of the basket component declines during the lookback observation period, its component return will be determined by reference to its final component level as compared to its lowest closing level during this period.

Upside Scenario	If the basket return is positive, at maturity, you will receive the lesser of (a) the stated principal amount of $1,000.00 plus the leveraged upside payment and (b) the maximum payment at maturity.

Par Scenario

If the basket return is zero or negative and the percentage decline from the initial basket level to the final basket level is equal to or less than the buffer amount, you will receive the stated principal amount at maturity.

Downside Scenario

If the basket return is negative and the percentage decline from the initial basket level to the final basket level is greater than the buffer amount, at maturity, you will receive less than the stated principal amount, resulting in a percentage loss of your initial investment equal to the percentage decline of the basket from the initial basket level to the final basket level in excess of the buffer amount. For example, if the basket return is −50%, each Buffered PLUS will redeem for $600.00, or 60% of the stated principal amount. The minimum payment at maturity is only 10.00% of the stated principal amount and you could lose some or almost all of your initial investment.

July 2024	Page 5

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Investor Suitability

The Buffered PLUS may be suitable for you if:

■You fully understand the risks of an investment in the Buffered PLUS, including the risk of loss of almost all of your initial investment.

■You can tolerate a loss of some or almost all of your investment and are willing to make an investment that may have similar downside market risk as that of a hypothetical investment in the basket, the basket components or the index constituent stocks, subject to the buffer.

■You believe that the percentage decline of the basket from the initial basket level to the final basket level will be equal to or less than the buffer amount and, if the percentage decline of the basket from the initial basket level to the final basket level is greater than the buffer amount, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be as low as the minimum payment at maturity.

■You believe that the level of the basket will increase over the term of the Buffered PLUS and that the percentage of increase, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof, or that the level of the basket will decline over the term of the Buffered PLUS and that the percentage decline will not be greater than the buffer amount.

■You understand and accept that your potential return on any increase of the basket is limited to the maximum gain and you are willing to invest in the Buffered PLUS based on the maximum gain and maximum payment at maturity indicated on the cover hereof.

■You can tolerate fluctuations in the price of the Buffered PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the basket.

■You do not seek current income from your investment and are willing to forgo any dividends paid on any index constituent stocks.

■You are willing and able to hold the Buffered PLUS to maturity, a term of approximately 30 months, and accept that there may be little or no secondary market for the Buffered PLUS.

■You understand and are willing to accept the risks associated with in an unequally weighted basket and the basket components.

■You are willing to assume the credit risk of UBS for all payments under the Buffered PLUS, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

■You understand that the estimated initial value of the Buffered PLUS determined by our internal pricing models is lower than the issue price.

The Buffered PLUS may not be suitable for you if:

■You do not fully understand the risks of an investment in the Buffered PLUS, including the risk of loss of almost all of your initial investment.

■You require an investment designed to provide a full return of principal at maturity.

■You are not willing to make an investment that may have similar downside market risk as that of a hypothetical investment in the basket, basket components or the index constituent stocks, subject to the buffer.

■You believe that the percentage decline of the basket from the initial basket level to the final basket level will be greater than the buffer amount or you cannot tolerate receiving a payment at maturity that may be less than the stated principal amount and as low as the minimum payment at maturity.

■You believe that the level of the basket will increase during the term of the Buffered PLUS and that the percentage of increase, when multiplied by the leverage factor, is likely to exceed the maximum gain indicated on the cover hereof.

■You seek an investment that has an unlimited return potential or you are unwilling to invest in the Buffered PLUS based on the maximum gain and maximum payment at maturity indicated on the cover hereof.

■You cannot tolerate fluctuations in the price of the Buffered PLUS prior to maturity that may be similar to or exceed the downside fluctuations in the level of the basket.

■You seek current income from your investment or prefer to receive the dividends paid on the index constituent stocks.

■You are unable or unwilling to hold the Buffered PLUS to maturity, a term of approximately 30 months, or seek an investment for which there will be an active secondary market.

■You do not understand or are unwilling to accept the risks associated with investing in an unequally weighted-basket or the basket components.

■You are not willing to assume the credit risk of UBS for all payments under the Buffered PLUS, including any repayment of principal.

July 2024	Page 6

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

How the Lookback Entry Buffered Performance Leveraged Upside Securities Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your Buffered PLUS, other than the lookback component levels, are set forth on the cover hereof). The lookback component level of each basket component will be the lowest closing level of that basket component during the one-month lookback observation period beginning on the pricing date.

Investors will not be entitled to receive any dividends paid with respect to the index constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. All payments on the Buffered PLUS are subject to our credit risk.

Stated principal amount:	$1,000.00 per Buffered PLUS
Leverage factor:	2.00
Initial basket level:	100
Buffer amount:	10.00%
Maximum payment at maturity:	$1,250.00 per Buffered PLUS
Maximum gain:	25.00%
Minimum payment at maturity:	$100.00 (10.00% of the stated principal amount)
Limited lookback feature:

The final basket level, to which the initial basket level will be compared to determine the payment at maturity, will be based on the unequally weighted returns of the basket components from their respective lookback component levels to their respective final component levels. The lookback component level of each basket component will be the lowest closing level of that basket component during the lookback observation period beginning on the pricing date.

EXAMPLE 1: The basket increases over the term of the Buffered PLUS, and investors receive the stated principal amount plus the leveraged upside payment.

The Basket Component Return of the SPX Index is 5.00%; the Basket Component Return of the MXEA Index is 5.00%; the Basket Component Return of the TPX Index is 5.00%; the Basket Component Return of the MXEF Index is 5.00%; the Basket Component Return of the RTY Index is 5.00%.

Basket Return

= (Basket Component Return of the SPX Index × 50.00%) + (Basket Component Return of the MXEA Index × 26.00%) + (Basket Component Return of the TPX Index × 15.00%) + (Basket Component Return of the MXEF Index × 5.00%) + (Basket Component Return of the RTY Index × 4.00%)

= (5.00% × 50.00%) + (5.00% × 26.00%) + (5.00% × 15.00%) + (5.00% × 5.00%) + (5.00% × 4.00%)

= 5.00%

Final basket level	105.00
Payment at Maturity	= lesser of (a) $1,000.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
= lesser of (a) $1,000.00 + ($1,000.00 × Leverage Factor × Basket Return) and (b) $1,000.00 + ($1,000.00 × Maximum Gain)
= lesser of (a) $1,000.00 + ($1,000.00 × 2.0 × 5.00%) and (b) $1,000.00 + ($1,000.00 × 25.00%)
= lesser of (a) $1,100.00 and (b) $1,250.00
= $1,100.00 (Payment at Maturity)

July 2024	Page 7

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

In Example 1, the final basket level is greater than the initial basket level and the basket return is 5.00%. Therefore, at maturity, investors receive the stated principal amount plus a return equal to 2.0 times the basket return, resulting in a payment at maturity of $1,100.00 per Buffered PLUS (a total return of 10.00%).

EXAMPLE 2: The basket increases over the term of the Buffered PLUS, and investors receive the maximum payment at maturity.

The Basket Component Return of the SPX Index is 30.00%; the Basket Component Return of the MXEA Index is 30.00%; the Basket Component Return of the TPX Index is 30.00%; the Basket Component Return of the MXEF Index is 30.00%; the Basket Component Return of the RTY Index is 30.00%.

Basket Return

= (Basket Component Return of the SPX Index × 50.00%) + (Basket Component Return of the MXEA Index × 26.00%) + (Basket Component Return of the TPX Index × 15.00%) + (Basket Component Return of the MXEF Index × 5.00%) + (Basket Component Return of the RTY Index × 4.00%)

= (30.00 × 50.00%) + (30.00 × 26.00%) + (30.00 × 15.00) + (30.00 × 5.00%) + (30.00 × 4.00%)

= 30.00%

Final basket level	130.00
Payment at Maturity	= lesser of (a) $1,000.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
= lesser of (a) $1,000.00 + ($1,000.00 × Leverage Factor × Basket Return) and (b) $1,000.00 + ($1,000.00 × Maximum Gain)
= lesser of (a) $1,000.00 + ($1,000.00 × 2.0 × 30.00%) and (b) $1,000.00 + ($1,000.00 × 25.00%)
= lesser of (a) $1,600.00 and (b) $1,250.00
= $1,250.00 (Payment at Maturity)

In Example 2, the final basket level is greater than the initial basket level and the basket return is 30.00%. Because the basket return, when multiplied by the leverage factor, is greater than the maximum gain, investors receive the maximum payment at maturity, resulting in a payment at maturity of $1,250.00 per Buffered PLUS (a total return of 25.00%).

EXAMPLE 3: The basket declines over the term of the Buffered PLUS, and investors receive the stated principal amount.

The Basket Component Return of the SPX Index is -5.00%; the Basket Component Return of the MXEA Index is -5.00%; the Basket Component Return of the TPX Index is -5.00%; the Basket Component Return of the MXEF Index is -5.00%; the Basket Component Return of the RTY Index is -5.00%.

Basket Return

= (Basket Component Return of the SPX Index × 50.00%) + (Basket Component Return of the MXEA Index × 26.00%) + (Basket Component Return of the TPX Index × 15.00%) + (Basket Component Return of the MXEF Index × 5.00%) + (Basket Component Return of the RTY Index × 4.00%)

= (-5.00 × 50.00%) + (-5.00 × 26.00%) + (-5.00 × 15.00) + (-5.00 × 5.00%) + (-5.00 × 4.00%)

= -5.00%

Final basket level	95.00
Payment at Maturity	= $1,000.00 (Payment at Maturity)

In Example 3, the final basket level is equal to or less than the initial basket level and the percentage decline from the initial basket level to the final basket level is equal to or less than the buffer amount. Accordingly, investors receive at maturity the stated principal amount of $1,000.00 per Buffered PLUS (a total return of 0.00%).

July 2024	Page 8

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

EXAMPLE 4: The basket declines over the term of the Buffered PLUS, and investors receive less than the stated principal amount at maturity.

The Basket Component Return of the SPX Index is -60.00%; the Basket Component Return of the MXEA Index is -60.00%; the Basket Component Return of the TPX Index is -60.00%; the Basket Component Return of the MXEF Index is -60.00%; the Basket Component Return of the RTY Index is -60.00%.

Basket Return

= (Basket Component Return of the SPX Index × 50.00%) + (Basket Component Return of the MXEA Index × 26.00%) + (Basket Component Return of the TPX Index × 15.00%) + (Basket Component Return of the MXEF Index × 5.00%) + (Basket Component Return of the RTY Index × 4.00%)

= (-60.00 × 50.00%) + (-60.00 × 26.00%) + (-60.00 × 15.00) + (-60.00 × 5.00%) + (-60.00 × 4.00%)

= -60.00%

Final basket level	40.00
Payment at Maturity	= $1,000.00 + [$1,000.00 × (Basket Return + Buffer Amount)]
= $1,000.00 + [$1,000.00 × (−60.00% + 10.00%)]
= $1,000.00 + ($1,000.00 × −50.00%)
= $1,000.00 − $500.00
= $500.00 (Payment at Maturity)

In Example 4, the final basket level is less than the initial basket level and the percentage decline from the initial basket level to the final basket level is greater than the buffer amount. Because the percentage decline from the initial basket level to the final basket level is greater than the buffer amount, investors are exposed to the decline in the level of the basket in excess of the buffer amount, resulting in a payment at maturity of $500.00 per Buffered PLUS (a loss of 50.00%).

If the final basket level is less than the initial basket level by more than the buffer amount, you will lose 1% for every 1% that the final basket level falls below the initial basket level in excess of the buffer amount and could lose up to 90.00% of your investment in the Buffered PLUS.

Any payment to be made on the Buffered PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Buffered PLUS and you could lose all of your initial investment.

How it works

Upside Scenario. If the basket return is positive, investors will receive the lesser of (a) the stated principal amount of $1,000.00 plus the product of the stated principal amount of $1,000.00 multiplied by the leverage factor of 2.0 multiplied by the basket return and (b) the maximum payment at maturity. Under the hypothetical terms of the Buffered PLUS, an investor will realize the maximum payment at maturity at a final basket level of 112.50% of the initial basket level.

If the basket return is 5.00%, investors will receive a return of 10.00%, or $1,100.00 per Buffered PLUS.

If the basket return is 50%, investors will receive only the maximum payment at maturity of $1,250.00 per Buffered PLUS, a return of 25.00%.

Par Scenario. If the basket return is zero or negative but the percentage decline from the initial basket level to the final basket level is equal to or less than the buffer amount, investors will receive the stated principal amount of $1,000.00.

If the basket return is −5%, investors will receive a return of 0.00%, or $1,000.00 per Buffered PLUS.

Downside Scenario. If the basket return is negative and the percentage decline from the initial basket level to the final basket level is greater than the buffer amount, investors will receive an amount that is less than the stated principal amount of $1,000.00, resulting in a loss of their initial investment that is proportionate to the decline in the level of the basket over the term of the Buffered PLUS in excess of the buffer amount.

 If the basket return is −40%, investors would lose 30% of the stated principal amount and receive only $700.00 per Buffered PLUS at maturity, or 70% of the stated principal amount. The Buffered PLUS do not guarantee the return of the full stated principal amount and investors may lose some or almost all of their initial investment.

July 2024	Page 9

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

How the final basket level and the lookback component level for each basket component are determined (assuming no market disruption event has occurred)

The payment at maturity on the Buffered PLUS will be based on whether the final basket level is greater than, equal to or less than the initial basket level. The initial basket level will be 100 and the final basket level will be based on the component returns of the basket components from their respective lookback component levels to their respective final component levels. The lookback component level of each basket component will be the lowest closing level of that basket component during the one-month lookback observation period beginning on the pricing date, and the final component level of each basket component will be the closing level of that basket component on the valuation date.

￭The closing level of a basket component appreciates or remains flat during the lookback observation period. A basket component appreciates or remains flat during the lookback observation period such that the closing level of that basket component on each trading day for that basket component during that period is greater than or equal to the closing level of that basket component on the pricing date. In this scenario, the lookback component level of the applicable basket component will be the closing level of that basket component on the pricing date.

■The closing level of a basket component depreciates during the lookback observation period. A basket component depreciates during the lookback observation period such that the lowest closing level of that basket component on a trading day for that basket component during that period is less than the closing level of that basket component on the pricing date. In this scenario, the lookback component level of the applicable basket component will be that lowest closing level of that basket component.

July 2024	Page 10

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Payment at Maturity

At maturity, investors will receive for each Buffered PLUS that they hold an amount in cash based upon the basket return (which is based on the weighted performance of each basket component), as determined as follows:

If the basket return is positive:

  The lesser of (a) $1,000.00 + Leveraged Upside Payment and (b) Maximum Payment at Maturity

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the basket return is zero or negative and the percentage decline from the initial basket level to the final basket level is equal to or less than the buffer amount:

The Stated Principal Amount of $1,000

In this scenario, you will not receive a positive return on the Buffered PLUS.

If the basket return is negative and the percentage decline from the initial basket level to the final basket level is greater than the buffer amount:

$1,000.00 + [$1,000.00 × (Basket Return + Buffer Amount)]

Accordingly, if the final basket level is less than the initial basket level and the percentage decline of the basket from the initial basket level to the final basket level is greater than the buffer amount, you will lose a percentage of your stated principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Any payment to be made on the Buffered PLUS, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Buffered PLUS and you could lose all of your initial investment.

July 2024	Page 11

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Buffered PLUS.

Risks Relating to Return Characteristics

￭The Buffered PLUS do not pay interest or guarantee return of the stated principal amount and your investment in the Buffered PLUS may result in a loss. The terms of the Buffered PLUS differ from those of ordinary debt Buffered PLUS in that the Buffered PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the basket return is negative and the percentage decline of the basket from the initial basket level to the final basket level is greater than the buffer amount, you will lose a percentage of your stated principal amount equal to the percentage decline of the basket from the initial basket level to the final basket level in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment. Accordingly, you could lose some and, in extreme situations, almost all of your initial investment.

￭Your potential return on any positive performance of the basket is limited to the maximum gain. The return potential any positive performance of the basket is limited to the maximum gain indicated on the cover hereof. Therefore, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the Buffered PLUS may be less than that of a hypothetical direct investment in the basket, the basket components or the index constituent stocks.

￭The leverage factor applies only if you hold the Buffered PLUS to maturity. You should be willing to hold the Buffered PLUS to maturity. If you are able to sell the Buffered PLUS prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the then-current basket return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor, subject to the maximum gain, from UBS only if you hold the Buffered PLUS to maturity.

￭The lookback component level of each basket component will not be determined until the end of the lookback observation period. Because the lookback component level of each basket component will be the lowest closing level of that basket component during the lookback observation period, the lookback component level for each basket component will not be determined until the end of the lookback observation period. The lookback observation period for each basket component is a one-month period that will consist of each trading day for that basket component from and including the pricing date to and including the lookback end date. If a market disruption event occurs with respect to a basket component on any trading day for that basket component during the lookback observation period (other than the lookback end date), that day will be disregarded for purposes of determining the lookback component level of that basket component. Accordingly, you will not know the lookback component level of the basket components, which will be used to determine the component return of each basket component, for a significant period of time after the pricing date. There can be no assurance that the closing level of any basket component will decline during the lookback observation period below the closing level of that basket component on the pricing date. In addition, there can be no assurance that if a basket component does decline during the lookback observation period, that such decline will occur on a trading day for that basket component on which there is no market disruption event for that basket component. Furthermore, even if the closing level of any basket component declines during the lookback observation period below its respective closing level on the pricing date, there can be no assurance that the final basket level will be greater than the initial basket level so that you earn a positive return on the Buffered PLUS at maturity, or that you will not lose some or almost all of your investment.

■The contingent repayment of principal applies only at maturity. You should be willing to hold the Buffered PLUS to maturity. If you are able to sell the Buffered PLUS prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the basket is negative and the percentage decline of the basket from the initial basket level to the final basket level is equal to or less than the buffer amount.

■The basket will be unequally weighted and the lower performance of one basket component may offset or mitigate an increase in the other basket components. The Buffered PLUS are linked to an unequally weighted basket and, therefore, an increase in the level of one or more basket components may be offset by a smaller increase or a decline in the level of one or more other basket components. As a result, the basket return could be negative even if relatively few of the basket components experience a negative basket return, resulting in the loss of some or almost all of your investment in the Buffer PLUS. Because the basket components are not equally weighted, increases in lower weighted basket components may be offset by even small decreases in more heavily weighted basket components. Specifically, the performance of the S&P 500® Index will have a significantly larger impact on the return on the Buffered PLUS than the performance of any other basket component and the performance of the Russell 2000® Index and the MSCI® Emerging Markets IndexSM will have a significantly smaller impact.

July 2024	Page 12

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

■Correlation (or lack of correlation) among the basket components may adversely affect your return on the Buffered PLUS. “Correlation” is a measure of the degree to which the returns of a group of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the basket components may not correlate with each other. At a time when the level of a particular basket component increases, the level of another basket component may not increase as much, or may even decline in value. Therefore, in calculating the basket return on the valuation date, an increase in the level of one basket component may be moderated, or wholly offset, by a lesser increase or by a decline in the level of another basket component. Further, high correlation of movements in the values of the basket components could adversely affect your return on the Buffered PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components could also adversely affect the market value of, and your return on, the Buffered PLUS.

￭Owning the Buffered PLUS is not the same as owning the index constituent stocks, and you will not have any shareholder rights. The return on the Buffered PLUS may not reflect the return you would realize if you actually owned the index constituent stocks. For example, your return on the Buffered PLUS is limited to the maximum gain, while the potential return on a direct investment in the index constituent stocks would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Buffered PLUS, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the Buffered PLUS. In addition, as an owner of the Buffered PLUS, you will not have voting rights or any other rights that a holder of the index constituent stocks would have.

Risks Relating to Characteristics of the Basket Components

￭Market risk. The return on the Buffered PLUS, which may be negative, is linked to the performance of the basket (and, therefore the basket components) and indirectly linked to the value of the index constituent stocks. The level of the basket components and, therefore, the basket, can rise or fall sharply due to factors specific to a basket component or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Buffered PLUS, should conduct your own investigation into the basket components and index constituent stocks.

￭There can be no assurance that the investment view implicit in the Buffered PLUS will be successful. It is impossible to predict whether and the extent to which the level of the basket will rise or fall and there can be no assurance that the basket return will be positive. The basket component returns (and, therefore, the final basket level and the basket return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by the basket components in general and each index constituent stock in particular, and the risk of losing some or almost all of your initial investment.

￭Changes that affect the basket components, including regulatory changes, will affect the market value of, and return on, your Buffered PLUS. The policies of the index sponsor of each basket component as specified under “Information About the Basket and the Basket Components” (each, an “index sponsor”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which such index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of a basket component. The policies of an index sponsor with respect to the calculation of a basket component could also adversely affect the level of such basket component. An index sponsor may discontinue or suspend calculation or dissemination of the basket component. Further, indices like the basket components have been, and continue to be, the subject of regulatory guidance and proposal for reform, including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (a basket component) or the administrator (an index sponsor) or user of a benchmark (such as UBS), to comply with the authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If these or other events occur, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original basket component, it may deem the closing level of the original basket component on the trading day immediately prior to the date of such event to be its closing level on each applicable date. Such event and potential adjustments are described further in the accompanying product supplement under “— Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”. Notwithstanding the ability of the calculation agent to make any of the foregoing adjustments, any such change or event could adversely affect the market value of, and return on, the Buffered PLUS.

￭The basket components reflect price return, not total return. The return on the Buffered PLUS is based on the weighted performance of the basket components, which reflect the changes in the market prices of the respective basket component’s index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on each basket component’s index constituent stocks. The return on the Buffered PLUS will not include such a total return feature or dividend component.

July 2024	Page 13

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

￭UBS cannot control actions by the index sponsors and the index sponsors have no obligation to consider your interests. UBS and its affiliates are not affiliated with the index sponsors and have no ability to control or predict the index sponsors’ actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of any basket component. The index sponsors are not involved in the Buffered PLUS offering in any way and have no obligation to consider your interest as an owner of the Buffered PLUS in taking any actions that might affect the level of any basket component and, therefore, the market value of, and return on, your Buffered PLUS.

￭The Buffered PLUS are subject to small-capitalization stock risks. The Buffered PLUS are subject to risks associated with small-capitalization companies because the Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore such index may be more volatile than an index in which a greater percentage of its constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The Buffered PLUS are subject to risks associated with non-U.S. securities markets. The Buffered PLUS are subject to risks associated with non-U.S. securities markets because the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM and the TOPIX® Index are comprised of stocks that are traded in the non-U.S. securities markets. Investments linked to the value of non-U.S. equity securities involve particular risks. Any non-U.S. securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other non-U.S. securities markets. Both government intervention in a non-U.S. securities market, either directly or indirectly, and cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are likely subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The prices of securities in a non-U.S. country are subject to political, economic, financial and social factors that are unique to such non-U.S. country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable non-U.S. government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. Any one of these factors, or the combination of more than one of these or other factors, could negatively affect such non-U.S. securities market and the prices of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a non-U.S. securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other non-U.S. securities markets. Non-U.S. economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on non-U.S. securities prices.

The Buffered PLUS may also be subject to regulatory risks, including sanctions, because the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM and the TOPIX® Index is comprised, at least in part, of stocks that are traded in one or more non-U.S. securities markets. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by an index sponsor in response to any such developments could adversely affect the performance of the applicable basket components and, as a result, the market value of, and return on the Securities. Additionally, following certain events, if the calculation agent determines that a change in law has occurred or would have occurred but for a decision by its index sponsor to modify or reconstitute its index, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would achieve an equitable result, it may deem such basket component’s closing level on the trading day immediately prior to the date of such event to be its closing level on each applicable date. For additional information, see the section “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

July 2024	Page 14

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

￭The Buffered PLUS are subject to emerging markets risks. The Buffered PLUS are subject to risks associated with emerging market companies and emerging securities markets because the MSCI® Emerging Markets IndexSM is comprised of the stocks of emerging market companies that are traded on various emerging market exchanges. Generally, emerging market securities markets may be more volatile than U.S. or other, developed non-U.S. securities markets, and market developments may affect emerging markets differently from U.S. and other, developed non-U.S. securities markets. Direct or indirect government intervention to stabilize these emerging markets, as well as cross shareholdings in emerging market companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about emerging market companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and emerging market companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in emerging market countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the emerging securities markets, include the possibility of recent or future changes in the emerging market government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to emerging market companies or investments in emerging market equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular emerging market economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

￭The Buffered PLUS are subject to currency exchange rate risk. Although the TOPIX® Index include stocks that are traded in currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars. The determination of the final asset level and basket return of such basket component and the payment at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which its index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may adversely affect the levels of such basket component and, accordingly, the return on the Securities. You will not benefit from any appreciation of the currencies in which its index constituents are denominated relative to the U.S. dollar, which you would have had you owned such stocks directly.

Further, because the prices of the index constituent stocks of the MSCI EAFE® Index and, the MSCI® Emerging Markets IndexSM are converted into U.S. dollars by the index sponsor for the purposes of calculating the value of the basket components, you will be exposed to currency exchange rate risk with respect to each of the currencies in which the index constituent stocks trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of the index constituent stocks denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the value of the relevant basket component will be adversely affected, which may have an adverse effect on the market value of, and return on, the Buffered PLUS.

Estimated Value Considerations

￭The issue price you pay for the Buffered PLUS exceeds their estimated initial value. The issue price you pay for the Buffered PLUS exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the Buffered PLUS by reference to our internal pricing models and the estimated initial value of the Buffered PLUS is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Buffered PLUS incorporate certain variables, including the level of the basket and the basket components, volatility of the basket, the basket components and index constituent stocks, correlation among the basket components, any dividends paid on the index constituent stocks, prevailing interest rates, the term of the Buffered PLUS and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the Buffered PLUS to you. Due to these factors, the estimated initial value of the Buffered PLUS as of the pricing date is less than the issue price you pay for the Buffered PLUS.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your Buffered PLUS in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your Buffered PLUS at any time will vary based on many factors, including the factors described above and in “Risks Relating to Characteristics of the Basket Components — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the Buffered PLUS in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Buffered PLUS determined by reference to our internal pricing models. The estimated initial value of the Buffered PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Buffered PLUS in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Buffered PLUS as of the pricing date. We may determine the economic terms of the Buffered PLUS, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Buffered PLUS cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue

July 2024	Page 15

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

price of the Buffered PLUS as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Buffered PLUS.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the Buffered PLUS. The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required to make a market for the Buffered PLUS and may stop making a market at any time. If you are able to sell your Buffered PLUS prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Buffered PLUS will develop. The estimated initial value of the Buffered PLUS does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Buffered PLUS in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the Buffered PLUS in the secondary market (if any) may be greater than UBS’ valuation of the Buffered PLUS at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the Buffered PLUS, UBS Securities LLC or its affiliates may offer to buy or sell such Buffered PLUS at a price that exceeds (i) our valuation of the Buffered PLUS at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Buffered PLUS following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance and other costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Buffered PLUS, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Buffered PLUS. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Buffered PLUS and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of the Buffered PLUS prior to maturity. The market price of the Buffered PLUS will be influenced by many unpredictable and interrelated factors, including the level of the basket and the basket components; the volatility of the basket, basket components and index constituent stocks; correlation among the basket components; any dividends paid on the index constituent stocks; the time remaining to the maturity of the Buffered PLUS; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Buffered PLUS.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Buffered PLUS in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflict of interest. UBS and its affiliates may engage in business with the index constituent stock issuers or trading activities related to the basket components or any index constituent stocks, which may present a conflict between the interests of UBS and you, as a holder of the Buffered PLUS. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed closing level of the basket component. The calculation agent can postpone the determination of the initial basket level or final basket level or the lookback component level or final component level of a basket component (and therefore the original issue date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date or valuation date, respectively. As UBS determines the economic terms of the Buffered PLUS, including the maximum gain, leverage factor and buffer amount, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the Buffered PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the Buffered PLUS, which could cause the economic interests of UBS, the dealer or our or their respective

July 2024	Page 16

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

affiliates to be adverse to your interests as an investor in the Buffered PLUS. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the Buffered PLUS and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the Buffered PLUS to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the Buffered PLUS to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the lookback end date and prior to maturity could adversely affect the value of, and any amounts payable on, the Buffered PLUS. These hedging or trading activities on or prior to the lookback end date could potentially affect the levels of the basket components. Additionally, these hedging or trading activities during the term of the Buffered PLUS could potentially affect the final component level of the basket components on the valuation date and, accordingly, any amounts payable on the Buffered PLUS. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Buffered PLUS, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Buffered PLUS. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Buffered PLUS, an unequally weighted basket and the basket components.

￭Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in any index constituent stock, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the basket components or index constituent stocks may adversely affect the level of the basket components, and, therefore, the basket and the market value of, and return on, the Buffered PLUS.

Risks Relating to General Credit Characteristics

￭Credit risk of UBS. The Buffered PLUS are unsubordinated, unsecured debt obligations of UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Buffered PLUS, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Buffered PLUS. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Buffered PLUS, you could lose all of your initial investment.

￭The Buffered PLUS are not bank deposits. An investment in the Buffered PLUS carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Buffered PLUS have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Buffered PLUS and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Buffered PLUS) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the Buffered PLUS, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Buffered PLUS. Prior to any debt-to-equity swap or write-off with respect to any Buffered PLUS, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von

July 2024	Page 17

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the Buffered PLUS; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the Buffered PLUS will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the Buffered PLUS. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the Buffered PLUS, the price or value of their investment in the Buffered PLUS and/or the ability of UBS to satisfy its obligations under the Buffered PLUS and could lead to holders losing some or all of their investment in the Buffered PLUS.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the Buffered PLUS may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the Buffered PLUS and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Buffered PLUS or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the Buffered PLUS are uncertain. You should read carefully the section entitled “Tax Considerations” herein and the section entitled “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

July 2024	Page 18

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Information About the Basket and the Basket Components

All disclosures contained in this document regarding the basket are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket or any basket component. You should make your own investigation into the basket.

Included on the following pages is a brief description of the basket and each basket component. This information has been obtained from publicly available sources. Set forth below for each basket component is a table that provides the quarterly closing high and quarterly closing low for such basket component. The information given below is for the specified calendar quarters. We obtained the closing level information set forth below from Bloomberg Professional® Service (“Bloomberg”) without independent verification. You should not take the historical prices of a basket component as an indication of future performance.

The Basket

Because the basket is a newly created basket, there is no actual historical information about the levels of the basket as of the date hereof. Therefore, the hypothetical levels of the basket below are calculated based on publicly available information for each basket component as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical level of the basket has fluctuated in the past and may, in the future, experience significant fluctuations. Any hypothetical historical upward or downward trend in the basket closing level during any period shown below is not an indication that the underlying basket is more or less likely to increase or decrease at any time during the term of the Buffered PLUS.

Historical Information

The graph below illustrates the hypothetical performance of the basket from January 1, 2019 through July 24, 2024, based on the daily closing levels of the basket components, assuming the basket closing level was 100 on January 1, 2019. Past hypothetical performance of the underlying basket is not indicative of the future performance of the underlying basket.

Historical Levels of the Basket

July 2024	Page 19

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

S&P 500® Index

We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “index sponsor” or “S&P Dow Jones”).

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket component.

Information as of market close on July 24, 2024:

Bloomberg Ticker Symbol:	SPX	52 Week High (on July 16, 2024):	5,667.20
Current Index Level:	5,427.13	52 Week Low (on October 27, 2023):	4,117.37
52 Weeks Ago (on July 24, 2023):	4,554.64

July 2024	Page 20

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the SPX for the specified period. The closing level of the SPX on July 24, 2024 was 5,427.13. The graph below sets forth the daily closing levels of the SPX for the period from January 1, 2014 through July 24, 2024. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter (through July 24, 2024)	5,667.20	5,427.13	5,427.13

July 2024	Page 21

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

S&P 500® Index – Daily Closing Levels January 1, 2014 to July 24, 2024

July 2024	Page 22

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

MSCI EAFE® Index

We have derived all information contained herein regarding the MSCI EAFE® Index (“MXEA”), including, without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by MSCI Inc. (its “index sponsor” or “MSCI”).

MXEA® is published by the index sponsor, but the index sponsor has no obligation to continue to publish MXEA, and may discontinue publication of MXEA at any time. MXEA is determined, comprised and calculated by the index sponsor without regard to this instrument.

As discussed more fully in the index supplement under the heading “Non-U.S. Indices — MSCI-EAFE® Index”, MXEA is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe, Asia, Australia and the Far East. MXEA includes components from all countries in Europe, Australia and the Far East that are designated by MSCI as Developed Markets. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website.

MXEA is based on the MSCI Global Investable Market Indexes Methodology — an approach to index construction that assesses global and cross regional comparisons across all market capitalization size, sector and style segments and combinations. This methodology aims to provide exhaustive coverage of the relevant investment opportunity set with a strong emphasis on index liquidity, investability and replicability. MXEA is reviewed quarterly with the objective of reflecting change in the equity markets in a timely manner, while limiting undue index turnover. During semi-annual index reviews, MXEA is rebalanced and the large and mid-capitalization cutoff points are recalculated.

Information about the MXEA, including the methodology used to calculate the MXEA, is available at msci.com/index-methodology. We are not incorporating by reference the website or any material it includes in this document.

Information as of market close on July 24, 2024:

Bloomberg Ticker Symbol:	MXEA	52 Week High (on July 12, 2024):	2,418.31
Current Index Level:	2,360.08	52 Week Low (on October 26, 2023):	1,942.89
52 Weeks Ago (on July 24, 2023):	2,177.92

July 2024	Page 23

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the MXEA for the specified period. The closing level of the MXEA on July 24, 2024 was 2,360.08. The graph below sets forth the daily closing levels of the MXEA for the period from January 1, 2014 through July 24, 2024. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

MSCI EAFE® Index	High	Low	Period End
2020
First Quarter	2,057.74	1,354.30	1,559.59
Second Quarter	1,854.00	1,487.08	1,780.58
Third Quarter	1,925.15	1,783.59	1,855.32
Fourth Quarter	2,161.48	1,780.08	2,147.53
2021
First Quarter	2,256.88	2,124.05	2,208.32
Second Quarter	2,382.76	2,219.15	2,304.92
Third Quarter	2,404.80	2,253.68	2,281.29
Fourth Quarter	2,377.93	2,223.70	2,336.07
2022
First Quarter	2,365.59	1,977.61	2,181.63
Second Quarter	2,182.74	1,823.08	1,846.28
Third Quarter	1,970.07	1,654.25	1,661.48
Fourth Quarter	2,013.56	1,647.94	1,943.93
2023
First Quarter	2,133.83	1,955.87	2,092.60
Second Quarter	2,170.84	2,041.81	2,131.72
Third Quarter	2,199.36	2,019.39	2,031.26
Fourth Quarter	2,241.21	1,942.89	2,236.16
2024
First Quarter	2,357.74	2,162.91	2,349.42
Second Quarter	2,386.13	2,236.31	2,314.63
Third Quarter (through July 24, 2024)	2,418.31	2,319.86	2,360.08

July 2024	Page 24

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

MSCI EAFE® Index – Daily Closing Levels January 1, 2014 to July 24, 2024

July 2024	Page 25

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

TOPIX

We have derived all information contained herein regarding the TOPIX® Index (“TPX”), including, its make-up, method of calculation and changes in its components, from publicly available information. TPX, also known as the Tokyo Stock Price Index, is a free-float adjusted capitalization-weighted index of all the domestic common stocks listed on the First Section of the Tokyo Stock Exchange (“TSE”). Domestic stocks admitted to the TSE are assigned either to the TSE First Section Index, the TSE Second Section Index or the TSE Mothers Index. Stocks listed in the First Section are among the most actively traded stocks on the TSE. TPX is supplemented by the sub-basket components of the 33 industry sectors and was developed with a base index value of 100 as of January 4, 1968. TPX is calculated and published by the TSE. Additional information about TPX is available on the following website: jpx.co.jp/english/markets/indices/topix/. We are not incorporating by reference the website or any material it includes in this preliminary pricing supplement.

Composition and Maintenance. TPX is composed of all domestic common stocks listed on the TSE First Section, excluding temporary issues and preferred stocks. Companies scheduled to be delisted or newly listed companies that are still in the waiting period are excluded from TPX. TPX does not review index constituent stocks. The number of index constituent stocks will change according to new listings and delistings.

Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website.

Index Calculation. TPX is a free-float adjusted market capitalization-weighted index, which reflects movements in the market capitalization from a base market value of 100 set on the base date of January 4, 1968. The TSE calculates TPX multiplying the base point of 100 by the figure obtained from dividing the current free float adjusted market value by the base market value. The resulting value is not expressed in Japanese yen but presented in terms of points rounded to the nearest one hundredth. The formula for calculating TPX value can be expressed:

Index value = Base point of 100 x Current free float adjusted market value

   Base Market Value

The current free float adjusted market value is the sum of the products of the price and the number of free float adjusted shares for index calculation of each index constituent stock.

The number of free float adjusted shares for index calculation is the number of listed shares multiplied by free-float weight. The number of listed shares for index calculation is determined by the TSE. The number of listed shares for index calculation normally coincides with that of listed shares. However, in the case of a stock split, the number of listed shares increases at the additional listing date which comes after such stock split becomes effective; on the other hand, the number of listed shares for index calculation increases at the ex-rights date.

Free-float weight is a weight of listed shares deemed to be available for trading in the market and is determined and calculated by the TSE for each listed company for index calculation. The free-float weight of one company may be different from that of any other company. Free-float weight is reviewed once a year in order to reflect the latest distribution of share ownership. The timing of the yearly free-float weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews are conducted in the following cases: allocation of new shares to a third party, strategic exercise of preferred shares or equity warrants, company spin-off, merger, stock-swap, take-over bid and other events that the TSE judges as appropriate reasons to review.

In the event of any increase or decrease in the current free-float adjusted market value due to reasons other than fluctuations in the TSE, such as public offerings or changes in the number of index constituent stocks in the TSE First Section, necessary adjustments are made by the TSE to the base market value in order to maintain the continuity of TPX. The TSE makes adjustments as follows:

Event		Implementation of Adjustment (After Close of Trading)	Price Used for Adjustments
Addition	Company to be listed on the TSE First Section by initial public offering or via another stock exchange	One business day before the last business day of the next month of listing	Price on the adjustment date
Addition	Company included in TPX is to be delisted and a new company established through stockswap or similar transaction (including merger through establishing new company and company spin-off)	One business day before the listing date	Base price (used to decide the daily price limit)

July 2024	Page 26

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Event		Implementation of Adjustment (After Close of Trading)	Price Used for Adjustments
Addition	Transfer to the TSE First Section from the Second Section

One business day before the last business day after such assignment (a free float weight of 0.00 is used from the transfer date to the adjustment date and thus the number of shares to be used for calculation will be 0.00 during such period)

Price on the adjustment date
Addition	Transfer to the TSE First Section from TSE Mothers Index

One business day before the last business day of the next month of transfer (a free float weight of 0.00 is used from the transfer date to the adjustment date and thus the number of shares to be used for calculation will be 0.00 during such period)

Price on the adjustment date
Deletion	Company to be de-listed due to a stock-swap or similar transaction while the newly established company is promptly listed on the TSE First Section	Initial listing date of newly established company (normally two business days after delisting date)

Price one business day before the de-listing date (during the period from the delisting date to the business day before the date of removal from TPX, the price on the business day before the delisting date is used for index calculation)

Deletion	Company to be de-listed due to other reason than described above (merger and stockswap with non-surviving company included in TPX)	One business day before delisting date	Price on the business day before the adjustment date
Deletion	Designation of securities to be delisted	Three business days after the designation of securities to be delisted (one business day after designation if the day of designation is a holiday)	Price on the business day before the adjustment date
Deletion	Transfer to the TSE Second Section from the TSE First Section	One business day before the date of the reassignment date	Price on the business day before the adjustment date

No adjustments will be made to the base market value in the case of a stock split or reverse stock split.

Retroactive adjustments will not be made to revise the figures of TPX that have already been calculated and disseminated even if issuing companies file amendments on previously released information.

If trading in a certain index constituent stock is suspended, the TSE regards it as having no change in its share price for purposes of calculating TPX. In the event of unforeseen circumstances, or if the TSE decides it is impossible to use its existing methods to calculate TPX, the TSE may use an alternate method of index calculation as it deems valid.

License Agreement

We expect to enter into a non-exclusive license agreement with the Tokyo Stock Exchange, Inc. (“TSE”) providing for the license to us, in exchange for a fee, of the right to use the Tokyo Stock Price Index (“TOPIX Index”), the proprietary data therein contained

July 2024	Page 27

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

(“TOPIX Index Value”) and the trademarks “TOPIX”, Tokyo Stock Exchange” and “Tokyo Stock Price Index/TOPIX” (collectively, the “TOPIX Marks”) in connection with certain securities, including the Buffered PLUS.

The TOPIX Index Value and the TOPIX Marks are subject to the proprietary rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights and know-how relating to the TOPIX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Marks. The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Marks or cease the use thereof. The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Marks or as to the figure at which TOPIX Index Value stands on any particular day. The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value. No securities are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc. The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the Buffered PLUS or to the public. The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the Buffered PLUS, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the Buffered PLUS.

Information as of market close on July 24, 2024:

Bloomberg Ticker Symbol:	TPX	52 Week High (on July 11, 2024):	2,929.17
Current Index Level:	2,793.12	52 Week Low (on October 4, 2023):	2,218.89
52 Weeks Ago (on July 14, 2023):	2,281.18

July 2024	Page 28

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the TPX for the specified period. The closing level of the TPX on July 24, 2024 was 2,793.12. The graph below sets forth the daily closing levels of the TPX for the period from January 1, 2014 through July 24, 2024. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

TOPIX	High	Low	Period End
2020
First Quarter	1,744.16	1,236.34	1,403.04
Second Quarter	1,630.72	1,325.13	1,558.77
Third Quarter	1,661.93	1,496.06	1,625.49
Fourth Quarter	1,819.18	1,579.33	1,804.68
2021
First Quarter	2,012.21	1,791.22	1,954.00
Second Quarter	1,983.54	1,849.04	1,943.57
Third Quarter	2,118.87	1,880.68	2,030.16
Fourth Quarter	2,055.56	1,926.37	1,992.33
2022
First Quarter	2,039.27	1,758.89	1,946.40
Second Quarter	1,969.98	1,818.94	1,870.82
Third Quarter	2,006.99	1,835.94	1,835.94
Fourth Quarter	2,018.80	1,847.58	1,891.71
2023
First Quarter	2,071.09	1,868.15	2,003.50
Second Quarter	2,300.36	1,961.28	2,288.60
Third Quarter	2,430.30	2,221.48	2,323.39
Fourth Quarter	2,391.05	2,218.89	2,366.39
2024
First Quarter	2,813.22	2,378.79	2,768.62
Second Quarter	2,809.63	2,626.32	2,809.63
First Quarter (through July 24, 2024)	2,929.17	2,793.12	2,793.12

July 2024	Page 29

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

TOPIX– Daily Closing Levels January 1, 2014 to July 24, 2024

July 2024	Page 30

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

MSCI® Emerging Markets IndexSM

We have derived all information contained herein regarding the MSCI® Emerging Markets IndexSM (“MXEF”) including, without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by MSCI Inc. (its “index sponsor” or “MSCI”). MXEF is published by MSCI, but MSCI has no obligation to continue to publish MXEF, and may discontinue publication of MXEF at any time. MXEF is determined, comprised and calculated by MSCI without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — Non-U.S. Indices — MSCI Indexes” and “ — MSCI® Emerging Markets IndexSM”, MXEF is a stock index calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and in real time on Bloomberg and Reuters Limited. MXEF is a free float adjusted market capitalization index designed to measure equity market performance in the global emerging markets and is one of the MSCI Global Investable Market Indices.

MXEF is considered a “standard” index, which means it consists of all eligible large-capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. MXEF has a base date of December 31, 1987. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website.

Information as of market close on July 24, 2024:

Bloomberg Ticker Symbol:	MXEF	52 Week High (on July 11, 2024):	1,124.86
Current Index Level:	1,082.44	52 Week Low (on October 26, 2023):	910.91
52 Weeks Ago (on July 24, 2023):	1,013.45

July 2024	Page 31

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the MXEF for the specified period. The closing level of the MXEF on July 24, 2024 was 1,082.44. The graph below sets forth the daily closing levels of the MXEF for the period from January 1, 2014 through July 24, 2024. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

MSCI® Emerging Markets IndexSM	High	Low	Period End
2020
First Quarter	1,146.83	758.20	848.58
Second Quarter	1,014.62	827.26	995.10
Third Quarter	1,121.60	1,001.08	1,082.00
Fourth Quarter	1,291.26	1,081.71	1,291.26
2021
First Quarter	1,444.93	1,288.42	1,316.43
Second Quarter	1,390.85	1,292.78	1,374.64
Third Quarter	1,368.22	1,220.78	1,253.10
Fourth Quarter	1,301.13	1,190.08	1,232.01
2022
First Quarter	1,267.34	1,026.77	1,141.79
Second Quarter	1,161.65	987.82	1,000.67
Third Quarter	1,016.83	873.29	875.79
Fourth Quarter	984.26	842.76	956.38
2023
First Quarter	1,052.46	941.35	990.28
Second Quarter	1,030.03	958.53	989.48
Third Quarter	1,046.91	944.08	952.78
Fourth Quarter	1,023.74	910.91	1,023.74
2024
First Quarter	1,049.07	958.39	1,043.20
Second Quarter	1,101.91	1,004.17	1,086.25
Third Quarter (through July 24, 2024)	1,124.86	1,079.78	1,082.44

July 2024	Page 32

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

MSCI® Emerging Markets IndexSM – Daily Closing Levels January 1, 2014 to July 24, 2024

July 2024	Page 33

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make‑up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” or “FTSE Russell”).

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – Russell 2000 Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website. RTY’s value is calculated by adding the market values of the index constituent stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket component.

Information as of market close on July 24, 2024:

Bloomberg Ticker Symbol:	RTY	52 Week High (on July 16, 2024):	2,263.674
Current Index Level:	2,195.373	52 Week Low (on October 27, 2023):	1,636.938
52 Weeks Ago (on July 24, 2023):	1,965.678

July 2024	Page 34

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the RTY for the specified period. The closing level of the RTY on July 24, 2024 was 2,195.373. The graph below sets forth the daily closing levels of the RTY for the period from January 1, 2014 through July 24, 2024. We obtained the information in the table below from Bloomberg, without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the basket component should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the basket component at any time, including the valuation date.

Russell 2000® Index	High	Low	Period End
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter (through July 24, 2024)	2,263.674	2,026.727	2,195.373

July 2024	Page 35

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Russell 2000® Index – Daily Closing Levels January 1, 2014 to July 24, 2024

July 2024	Page 36

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Additional Information About the Buffered PLUS

General Information
Listing:	The Buffered PLUS will not be listed or displayed on any securities exchange or any electronic communication network.
Tax considerations:

The U.S. federal income tax consequences of your investment in the Buffered PLUS are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Buffered PLUS. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Buffered PLUS, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Buffered PLUS, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Buffered PLUS as prepaid derivative contracts with respect to the basket components. If your Buffered PLUS are so treated, you should generally recognize gain or loss upon the taxable disposition of your Buffered PLUS. Such gain or loss should generally be long-term capital gain or loss if you hold your Buffered PLUS for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less) in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Buffered PLUS. The deductibility of capital losses is subject to limitations.

Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Buffered PLUS in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Buffered PLUS, it is possible that your Buffered PLUS could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Buffered PLUS could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Buffered PLUS. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Buffered PLUS should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Buffered PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the Buffered PLUS, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

July 2024	Page 37

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Buffered PLUS.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Buffered PLUS and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Buffered PLUS if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Buffered PLUS generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the issuer of any index constituent stock (an “index constituent stock issuer”) would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Buffered PLUS should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the Buffered PLUS were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Buffered PLUS upon a taxable disposition of the Buffered PLUS to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent issuer as a USRPHC and the Buffered PLUS as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the Buffered PLUS are not “delta-one” with respect to any basket component or any index constituent stock, our special U.S. tax counsel is of the opinion that the Buffered PLUS should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Buffered PLUS are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Buffered PLUS could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting a basket component, index constituent stocks or your Buffered PLUS, and following such occurrence your Buffered PLUS could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Buffered PLUS under these rules if you enter, or have entered, into certain other transactions in respect of the basket components, index constituent stocks or the Buffered PLUS. If you enter, or have entered, into other transactions in respect of the basket components, index constituent stocks or the Buffered PLUS, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Buffered PLUS in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Buffered PLUS, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Buffered PLUS.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other

July 2024	Page 38

Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the Buffered PLUS is unclear, it is possible that any payment with respect to the Buffered PLUS could be subject to the FATCA rules. If withholding applies to the Buffered PLUS, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the Buffered PLUS.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Buffered PLUS similar to the Buffered PLUS purchased after the bill was enacted to accrue interest income over the term of such Buffered PLUS despite the fact that there will be no interest payments over the term of such Buffered PLUS.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Buffered PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered PLUS. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Buffered PLUS.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Buffered PLUS arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the index constituent stock issuers).

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the Buffered PLUS for the purposes we describe in the accompanying prospectus under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Buffered PLUS as described below.

In connection with the sale of the Buffered PLUS, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or option transactions on the basket components or index constituent stocks, or purchases and sales of Buffered PLUS, in each case before, on and/or after the pricing date of the Buffered PLUS. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in Buffered PLUS similar to the Buffered PLUS from time to time and may, in our or their sole discretion, hold or resell those Buffered PLUS.

The hedging activity discussed above may adversely affect the market value of the Buffered PLUS from time to time and payment on the Buffered PLUS at maturity. See “Risk Factors” herein for a discussion of these adverse effects.

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the Buffered PLUS specified on the front cover of this document at the price to public less a fee of $10.00 per $1,000.00 stated principal amount of Buffered PLUS. UBS Securities LLC has agreed to resell all of the Buffered PLUS to Morgan Stanley Wealth Management with an underwriting discount of $10.00 reflecting a fixed sales commission of $7.50 and a fixed structuring fee of $2.50 per $1,000.00 stated principal amount of Buffered PLUS that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus in a market-making transaction for any Buffered PLUS after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Buffered PLUS, thus creating an additional conflict of interest within the meaning of FINRA

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Lookback Entry Buffered Performance Leveraged Upside Securities due January 28, 2027

$4,850,000 Based on an unequally weighted basket consisting of the MSCI EAFE® Index, the MSCI® Emerging Markets IndexSM, the Russell 2000® Index, the S&P 500® Index and the TOPIX® Index

Principal at Risk Securities

Rule 5121. UBS Securities LLC is not permitted to sell the Buffered PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Buffered PLUS in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Buffered PLUS at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Buffered PLUS immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the Buffered PLUS as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Buffered PLUS and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Buffered PLUS, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition of sales to EEA & UK retail investors:

The Buffered PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Buffered PLUS or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Buffered PLUS or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The Buffered PLUS are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Buffered PLUS or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Buffered PLUS or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the Buffered PLUS:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the issuer, when the Buffered PLUS offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Buffered PLUS will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated March 8, 2022 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Buffered PLUS, authentication of the Buffered PLUS and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated March 8, 2022 filed with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

This document represents a summary of the terms and conditions of the Buffered PLUS. We encourage you to read the accompanying product supplement, the accompanying index supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

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